Exhibit 99.4

SUPPLEMENTAL REMARKETING AGENCY AGREEMENT

SUPPLEMENTAL REMARKETING AGENCY AGREEMENT, dated as of July 22, 2008 (this “Agreement”) by and among SLM Student Loan Trust 2005-6 (the “Trust”), Sallie Mae, Inc. (the “Administrator”) and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, a “Remarketing Agent” and, collectively, the “Remarketing Agents”). The Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the Class A-5B Reset Rate Notes (the “Notes”) described below that have been validly tendered by the holders thereof for sale on July 25, 2008 (the “Reset Date”) at a price equal to 100% of the aggregate principal amount so tendered in accordance with the terms hereof and of the Remarketing Agreements, dated as of July 27, 2005 and July 14, 2008 (the “Remarketing Agreements”) and the Remarketing Agency Agreement dated as of July 15, 2008 (the “Remarketing Agency Agreement”), among the Trust, the Administrator and the Remarketing Agents, the terms of which are hereby incorporated by reference and made a part hereof. There is no assurance that the Remarketing Agents will be able to remarket the entire principal amount of Notes tendered in a remarketing.

The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes at such price. The option of the Remarketing Agents to purchase tendered Notes from the tendering Class A-5B Noteholders will be subject, without limitation, to the conditions set forth in Section 8 of the Remarketing Agreements.

All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreement.

CERTAIN TERMS OF THE NOTES

Trust:	SLM Student Loan Trust 2005-6

Remarketing Agents and Addresses:	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629

Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street New York, New York 10080

Title of Notes:	Class A-5B Reset Rate Notes

Principal Amount of Notes to be Remarketed:	$327,970,000

Title of Indenture:	Indenture, dated as of July 1, 2005, as amended or supplemented from time to time by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee

Eligible Lender Trustee:	The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.)

Indenture Trustee:	Deutsche Bank Trust Company Americas

Current Ratings:

Moody’s Investors Service, Inc.:	Aaa

Standard & Poor’s Ratings Services:	AAA

Fitch Ratings:	AAA

Interest Rate Mode:

☒ Floating Rate	Three-Month LIBOR

Spread: 1.20%

☐ Fixed Rate	N/A

Spread: N/A

Yield to Maturity of Fixed Rate Pricing Benchmark:	N/A

Fixed Rate:	N/A

The Eligible Swap Counterparty (or Counterparties) and the floating rate (or rates) of interest payable by the Trust to each Eligible Swap Counterparty (or Counterparties):	N/A

Currency Denomination:	U.S. Dollar

Currency Exchange Rate:	N/A

Extension Rate:	N/A

All Hold Rate:	Three-Month LIBOR plus 0.75%

New Interest Rate:	As determined by application of the provisions set forth herein and in the Remarketing Agreements and Remarketing Agency Agreement.

Beneficial Owner Tender Provisions:	As set forth in the Remarketing Prospectus dated July 22, 2008. In the event that the Remarketing Agents fail to remarket all Class A-5B Notes validly tendered for remarketing on the Reset Date, then the Remarketing Agents shall promptly notify the Administrator and the Indenture Trustee of such failure.

Failed Remarketing Rate:	Three-Month LIBOR plus 0.75%

Form of Notes:	Global certificate registered in the name of the nominee of the applicable depository of the Notes, which is DTC, Clearstream, Luxembourg or Euroclear. The beneficial owners of the Notes (“Beneficial Owners”) are not entitled to receive definitive certificates representing their Notes, except under limited circumstances. A Beneficial Owner’s ownership of a Note currently is recorded on or through the records of the brokerage firm or other entity that is a participant in DTC, Clearstream, Luxembourg or Euroclear and that maintains such Beneficial Owner’s account.

Purchase Price:	100% of the principal amount of the tendered Notes. Payable to DTC, Clearstream, Luxembourg or Euroclear for the Beneficial Owners of tendered Notes.

Remarketing Fee (expressed as a percentage of the outstanding principal amount of the Notes, payable except in the case of a Failed Remarketing):	0.25%.

Wire Instructions:	To be furnished by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Other:	The Notes will be remarketed using a preliminary and final Remarketing Prospectus furnished by the Administrator.

Closing:	July 25, 2008

The foregoing terms are hereby confirmed and agreed to as of this 22nd day of July, 2008.

SLM STUDENT LOAN TRUST 2005-6

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee

By:	/s/ Michael G. Ruppel
	Name:	Michael G. Ruppel
	Title:	Vice President

SALLIE MAE, INC., as Administrator

By:	/s/ Mark. W. Daly
	Name:	Mark W. Daly
	Title:	Authorized Signatory

SLM CORPORATION

By:	/s/ Mark. W. Daly
	Name:	Mark W. Daly
	Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Slonieski
	Name:	John Slonieski
	Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Colin Bennett
	Name:	Colin Bennett
	Title:	Authorized Signatory